Exhibit 107
Calculation of Filing Fee Tables
Form
F-1
(Form Type)
OBOOK Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common shares, par value US$0.001 per share	Rule 457(a)	729,695	N/A	US$ 7,296,950 (2)	US$ 153.10 per $1,000,000	US$ 1117.16
Fees Previously Paid	Equity	Class A common shares, par value US$0.001 per share	Rule 457(a)	4,000,000	N/A	US$ 40,000,000 (2)	US$ 153.10 per $1,000,000	US$ 6124.00
	Total Offering Amounts					US$ 47,296,950		US$ 7241.16
	Total Fees Previously Paid							US$ 6124.00
	Total Fee Offsets
	Net Fee Due							US$ 1117.16

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(2)
Based on a per share price of US$10.00 per share, which is equal to the price at which OBOOK Holdings Inc. sold an aggregate of 1,560,970 shares of its Class A Common Shares to investors in a private placement from April 2025 to August 2025.